FOR IMMEDIATE RELEASE
ROADRUNNER TRANSPORTATION SYSTEMS RECEIVES ANTICIPATED
NYSE NOTICE DUE TO PREVIOUSLY ANNOUNCED LATE FORM 10-K FILING
CUDAHY, WI - April 7, 2017 - Roadrunner Transportation Systems, Inc. (“Roadrunner” or “the company”) (NYSE: RRTS), a leading asset-right transportation and asset-light logistics service provider, announced today that, as anticipated, it has received a notice from the New York Stock Exchange (the “NYSE”) that Roadrunner is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria set forth in Section 802.01E of the NYSE Listed Company Manual as a result of the company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Form 10-K”). Such notices are routinely issued by the NYSE when there are late filings with the Securities and Exchange Commission (the “SEC”).
As previously disclosed, the reason for the delay is that the company has determined that certain financial statements previously filed with the SEC should no longer be relied upon and will be restated. Roadrunner was unable to file the Form 10-K by its extended deadline because the company is continuing to investigate the causes of certain accounting discrepancies and review its internal control over financial reporting and compliance programs. The company, in consultation with its outside advisors, is working diligently to complete the steps necessary in order to file its Form 10-K as soon as practicable.
The NYSE informed Roadrunner that, under the NYSE’s rules, the company has until September 30, 2017 to file the Form 10-K with the SEC. Roadrunner can regain compliance with the NYSE listing standards before that deadline by filing the Form 10-K with the SEC. If Roadrunner fails to file the Form 10-K by the NYSE’s compliance deadline, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the company to regain compliance, depending on the specific circumstances.
About Roadrunner Transportation Systems, Inc.
Roadrunner is a leading asset-right transportation and asset-light logistics service provider offering a full suite of solutions under the Roadrunner Freight, Roadrunner Express, Roadrunner Temperature Controlled, Roadrunner Truckload Plus, Roadrunner Intermodal Services and Ascent Global Logistics® brands. The Roadrunner brand offers solutions including less-than-truckload, air and ground domestic and cross-border expedite, dry van and temperature controlled truckload logistics and intermodal services. The Ascent Global Logistics brand offers domestic freight management, retail consolidation, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that relate to future events or performance. Forward-looking statements include, among others, Roadrunner’s internal control over financial reporting and changes to Roadrunner’s control environment; Roadrunner’s plans to restate its consolidated financial statements and amend prior SEC filings; the timing of such restatement; and the timing of filing the Form 10-K. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on our current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner’s actual results, performance or achievements, as well as Roadrunner’s expectations regarding materiality or significance, the restatement’s quantitative effects and the effectiveness of Roadrunner’s internal control over financial reporting, to differ materially from those expressed or implied in any forward-looking statement. Such factors include, among others, the timing and nature of the final resolution of the investigation and any accounting discrepancies; any delay in the filing of required periodic reports, including the Form 10-K, with the SEC; whether the investigation will require additional changes or corrections to reported financial information; whether the reassessment of Roadrunner’s internal control over financial reporting could lead Roadrunner to conclude that there were deficiencies in its internal control over financial reporting that constitute material weaknesses; unanticipated material issues that could delay the completion of the investigation; Roadrunner’s responses to potential comments from the SEC; adverse effects on Roadrunner’s business and operations as a result of the investigation and/or restatement, the reactions to such events by Roadrunner’s customers, or increased regulatory, media or financial reporting issues and practices, rumors or otherwise; the costs and expenses of the investigation; the initiation of legal proceedings; and the volatility of Roadrunner’s stock price. In addition, please refer to the risk factors contained in Roadrunner’s SEC filings, including Roadrunner’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof.
Contact
Roadrunner Transportation Systems, Inc.
Betty Kujawa
414-615-1631
Reputation Partners
Marilyn Vollrath
414-376-8834
ir@rrts.com